EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of MidAmerican Energy Company on Form S-3 (File No. 333-15387) of our report dated January 22, 1999, except with respect to Note (1)(a), as to which the date is March 12, 1999, on our audits of consolidated financial statements of MidAmerican Energy Company as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Form 10-K.





                                   /s/  PricewaterhouseCoopers LLP
                                  --------------------------------
                                        PRICEWATERHOUSECOOPERS LLP




Kansas City, Missouri
March 31, 1999